UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. )

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☐	Definitive Proxy Statement

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KalVista Pharmaceuticals, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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SUPPLEMENT TO DEFINITIVE PROXY STATEMENT RELATING TO

THE ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON OCTOBER 13, 2022

On August 22, 2022, KalVista Pharmaceuticals, Inc. (the “Company”) filed a definitive proxy statement (the “Proxy Statement”) with the Securities and Exchange Commission, which was distributed in connection with the Company’s Annual Meeting of Stockholders scheduled for October 13, 2022 (the “Annual Meeting”). This supplement (this “Supplement”) updates and replaces the disclosure in the Proxy Statement under the heading “Security Ownership of Certain Beneficial Owners and Management” with current information as described below received by the Company. The information contained in this Supplement is incorporated by reference into the Proxy Statement. The Proxy Statement contains important information, and this Supplement should be read in conjunction with the Proxy Statement. Terms used in these additional definitive materials, but not otherwise defined, shall have the meanings ascribed to such terms in the Proxy Statement.

* * *

UPDATE TO SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table presents information as to the beneficial ownership of our common stock as of July 31, 2022 for:

•	each person, or group of affiliated persons, known by us to beneficially own more than 5% of our common stock;

•	each NEO as set forth in the summary compensation table above;

•	each of our directors; and

•	all executive officers and directors as a group.

Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting and/or investment power with respect to securities. Unless otherwise indicated below, to our knowledge, the persons and entities named in the table below have sole voting and sole investment power with respect to all shares beneficially owned, subject to community property laws where applicable. Shares of our common stock subject to options that are currently exercisable or exercisable within 60 days of July 31, 2022 are deemed to be outstanding and to be beneficially owned by the person holding the options for the purpose of computing the percentage ownership of that person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

Percentage ownership of our common stock in the table is based on 24,570,872 shares of our common stock issued and outstanding on July 31, 2022. Unless otherwise indicated, the address of each of the individuals and entities named below is c/o KalVista Pharmaceuticals, Inc., 55 Cambridge Parkway, Suite 901E, Cambridge, Massachusetts 02142.

Name of Beneficial Owner	Shares of Common Stock Beneficially Owned
	Common Stock	Securities Exercisable Within 60 Days	Number of Shares Beneficially Owned	Percent
Named Executive Officers and Directors:
T. Andrew Crockett(1)	108,170	723,625	831,795	3.3%
Benjamin L. Palleiko(2)	65,000	360,291	425,291	1.7%
Christopher M. Yea, Ph.D.(3)	32,969	335,805	368,774	1.5%
Albert Cha, M.D., Ph.D.(4)	734,350	48,166	782,516	3.2%
Martin Edwards, M.D.(5)	—	30,166	30,166	*	%
Brian J. G. Pereira, M.D.(6)	—	30,166	30,166	*	%
Patrick Treanor(7)	—	1,888	1,888	*	%
Nancy Stuart(8)	—	7,000	7,000	*	%
Edward W. Unkart(9)	—	48,166	48,166	*	%

Name of Beneficial Owner	Shares of Common Stock Beneficially Owned
	Common Stock	Securities Exercisable Within 60 Days	Number of Shares Beneficially Owned	Percent
All 12 directors and executive officers as a group(10)	1,000,380	1,912,132	2,912,643	11.0%
5% Stockholders:
Tang Capital Partners, LP(11)	1,400,000	—	1,400,000	5.7%
Great Point Partners, LLC(12)	1,280,000	—	1,280,000	5.2%
Entities affiliated with Deep Track Capital, LP(13)	1,500,000	—	1,500,000	6.1%
Entities affiliated with Vivo Capital(14)	1,533,559	—	1,533,559	6.2%
Blackrock, Inc.(15)	1,504,620	—	1,504,620	6.1%
Entities affiliated with Wellington Management Group(16)	1,811,505	—	1,811,505	7.4%
Franklin Resources, Inc.(17)	1,252,142	—	1,252,142	5.1%
Entities affiliated with Suvretta Capital Management, LLC(18)	1,746,300	—	1,746,300	7.1%
Entities affiliated with R.A. Capital Management(19)	1,930,322	—	1,930,322	7.9%
Entities affiliated with Frazier Healthcare Partners(20)	1,572,192	—	1,572,192	6.4%

*	Represents beneficial ownership of less than 1% of our outstanding shares of common stock.
(1)

T. Andrew Crockett. Consists of (i) 108,170 shares of our common stock held by Mr. Crockett; (ii) 5,805 shares issuable upon settlement of restricted stock unit awards that vest within 60 days of July 31, 2022, and (iii) 717,820 shares of our common stock issuable to Mr. Crockett upon exercise of stock options within 60 days of July 31, 2022.

(2)

Benjamin L. Palleiko. Consists of (i) 65,000 shares of our common stock held by Mr. Palleiko; (ii) 2,418 shares issuable upon settlement of restricted stock unit awards that vest within 60 days of July 31, 2022, and (iii) 357,873 shares of our common stock issuable to Mr. Palleiko upon exercise of stock options within 60 days of July 31, 2022.

(3)

Christopher M. Yea, Ph.D. Consists of (i) 32,969 shares of our common stock held by Mr. Yea; (ii) 1,773 shares issuable upon settlement of restricted stock unit awards that vest within 60 days of July 31, 2022, and (iii) 334,032 shares of our common stock issuable to Mr. Yea upon exercise of stock options within 60 days of July 31, 2022.

(4)

Albert Cha, M.D., Ph.D. Consists of (i) 734,350 shares of our common stock held directly by Frazier Life Sciences Public Fund, L.P. and (ii) 48,166 shares of our common stock issuable to Dr. Cha upon exercise of stock options exercisable within 60 days of July 31, 2022. FHMLSP, L.P. is the general partner of Frazier Life Sciences Public Fund, L.P. and FHMLSP, L.L.C. is the general partner of FHMLSP, L.P. Patrick J. Heron, James N. Topper, James Brush and Dr. Cha are the members of FHMLSP, L.L.C. and therefore share voting and investment power over the shares held by Frazier Life Sciences Public Fund, L.P.

(5)	Martin Edwards, M.D. Consists of 30,166 shares of our common stock issuable to Dr. Edwards upon exercise of stock options within 60 days of July 31, 2022.
(6)	Brian J. G. Pereira, M.D. Consists of 30,166 shares of our common stock issuable to Dr. Pereira upon exercise of stock options within 60 days of July 31, 2022.
(7)	Patrick Treanor. Consists of 1,888 shares of our common stock issuable to Ms. Treanor upon exercise of stock options within 60 days of July 31, 2022.
(8)	Nancy Stuart. Consists of 7,000 shares of our common stock issuable to Ms. Stuart upon exercise of stock options within 60 days of July 31, 2022.
(9)	Edward W. Unkart. Consists of 48,166 shares of our common stock issuable to Mr. Unkart upon exercise of stock options within 60 days of July 31, 2022.
(10)

Officers & Directors as a Group. Consists of (i) 282,530 shares of our common stock held by our executive officers and directors directly and indirectly; (ii) 15,154 shares issuable upon settlement of restricted stock unit awards that vest within 60 days of July 31, 2022, and (iii) 1,897,109 shares of our common stock issuable to them upon exercise of stock options exercisable within 60 days of July 31, 2022.

(11)

Tang Capital Partners, LP. Based on Schedule 13G filed on May 26, 2022. Consists of 1,400,000 shares held by Tang Capital Partners, LP (“Tang Capital”). Tang Capital Management, LLC (“Tang Management”), is the general partner of Tang Capital and Kevin Tang is the manager of Tang Management. All parties share voting and dispositive power over such shares and beneficially own shares of the company’s common stock. The principal address is 4747 Executive Drive, Suite 210, San Diego, CA 92121.

(12)

Great Point Partners, LLC. Based on Schedule 13G filed on May 18, 2022. Biomedical Value Fund, L.P. (“BVF”) is the record owner of 759,039 shares (the “BVF Shares”). Great Point Partners, LLC (“Great Point”) is the investment manager of BVF, and by virtue of such status may be deemed to be the beneficial owner of the BVF Shares. Each of Dr. Jeffrey R. Jay, M.D. (“Dr. Jay”), as senior managing member of Great Point, and Mr. Ortav Yehudai (“Mr. Yehudai”), as Managing Director of Great Point, has voting and investment power with respect to the BVF Shares, and therefore may be deemed to be the beneficial owner of the BVF Shares. Biomedical Offshore Value Fund, Ltd. (“BOVF”) is the record owner of 520,961 shares (the “BOVF Shares”). Great Point is the investment manager of BOVF, and by virtue of such status may be deemed to be the beneficial owner of the BOVF Shares. Each of Dr. Jay, as senior managing member of Great Point, and Mr. Yehudai, as Managing Director of Great Point, has voting and investment power with respect to the BOVF Shares, and therefore may be deemed to be the beneficial owner of the BOVF Shares. The principal address is 165 Mason Street, 3rd Floor, Greenwich, CT 06830.

(13)

Entities affiliated with Deep Track Capital, LP. Based on Schedule 13G/A filed on February 14, 2022. Consists of shares owned by Deep Track Capital, LP, Deep Track Biotechnology Master Fund, Ltd. and David Kroin (together, the “Reporting Persons”). The Reporting Persons share voting and dispositive power over 1,500,000 shares. Deep Track Capital, LP is the relevant entity for which David Kroin may be considered a control person. The principal business address of Deep Track Capital, LP is 200 Greenwich Ave, 3rd Floor, Greenwich, CT 06830 and the principal address of Deep Track Biotechnology Master Fund, Ltd. is c/o Walkers Corporate Limited, 190 Elgin Avenue, George Town, KY 1-9001, Cayman Islands.

(14)

Entities Affiliated with Vivo Capital. Based on Schedule 13G/A filed on February 11, 2022. Consists of (i) 150,380 shares of our common stock held by Vivo Capital Fund IX, L.P. Vivo Capital IX, LLC is the general partner of Vivo Capital Fund IX, L.P., and (ii) 1,383,179 shares of our common stock held by Vivo Opportunity Fund, L.P. Vivo Opportunity, LLC is the general partner of Vivo Opportunity Fund, L.P. The principal address is 192 Lytton Avenue, Palo Alto, CA 94301.

(15)

Blackrock, Inc. Based on Schedule 13G/A filed on February 1, 2022. Blackrock, Inc. has sole voting power with respect to 1,497,746 shares and sole dispositive power with respect to all 1,504,620 shares. Based on information contained in the Schedule 13G/A, BlackRock is the beneficial owner as a result of being a parent company or control person of the following subsidiaries, each of which holds less than 5% of the outstanding shares of common stock: Aperio Group, LLC; BlackRock Advisors, LLC; BlackRock Asset Management Canada Limited; BlackRock Fund Advisors; BlackRock Asset Management Ireland Limited; BlackRock Institutional Trust Company, National Association; BlackRock Financial Management, Inc.; BlackRock Investment Management, LLC. The principal address is 55 East 52nd Street, New York, NY 10055.

(16)

Entities affiliated with Wellington Management Group. Based on Schedule 13G filed on February 4, 2022. Wellington Management Group LLP, as parent holding company of certain holding companies and the Wellington Investment Advisers, are owned of record by clients of the Wellington Investment Advisers. Wellington Investment Advisors Holdings LLP controls directly, or indirectly through Wellington Management Global Holdings, Ltd., the Wellington Investment Advisers. Wellington Investment Advisors Holdings LLP is owned by Wellington Group Holdings LLP. Wellington Group Holdings LLP is owned by Wellington Management Group LLP. The principal address is 280 Congress St., Boston, MA 02210.

(17)

Franklin Resources, Inc. Based on Schedule 13G filed on February 4, 2022 by Franklin Resources, Inc. (“FRI), Charles B. Johnson, Rupert H. Johnson, Jr. and Franklin Advisers, Inc. The shares listed are beneficially owned by one or more open or closed-end investment companies or other managed accounts that are investment management clients of investment managers that are direct and indirect investment advisory subsidiaries (the “Investment Management Subsidiaries”) of FRI. Charles B. Johnson and Rupert H. Johnson, Jr. (the “Principal Shareholders”) each own in excess of 10% of the outstanding common stock of FRI and are the principal stockholders of FRI. FRI and the Principal Shareholders may be deemed to be, for purposes of Rule 13d-3, the beneficial owners of securities held by persons and entities for whom or for which FRI subsidiaries provide investment management services. FRI, the Principal Shareholders and each of the Investment Management Subsidiaries disclaim any pecuniary interest in any of such securities. The principal address for FRI and the Principal Shareholders is One Franklin Parkway, San Mateo, CA 94403.

(18)

Entities affiliated with Suvretta Capital Management, LLC. Based on Schedule 13G/A filed on February 11, 2022. Consists of 1,746,300 shares held directly by Averill Master Fund, Ltd. (“Averill”), which may be deemed to be indirectly beneficially owned by Suvretta Capital Management, LLC (“Suvretta”) and Mr. Cowen. Suvretta, Averill and Aaron Cowen share voting and dispositive power with respect to the reported securities. The principal business address of Suvretta and Mr. Cowen is 540 Madison Avenue, 7th Floor, New York, New York 10022. The principal business address of Averill is c/o Maples Corporate Services Limited, P.O. Box 309, Ugland House, Grand Cayman KY1-1104, Cayman Islands.

(19)

Entities affiliated with R.A. Capital Management. Based on the Schedule 13G/A filed on February 14, 2022. Shares are held by RA Capital Healthcare Fund, L.P. (the “Fund”). RA Capital Healthcare Fund GP, LLC (“RA Capital”) is the general partner of the Fund. The general partner of RA Capital is RA Capital Management GP, LLC, of which Dr. Kolchinsky and Mr. Shah are the controlling persons. RA Capital serves as investment adviser for the Fund and may be deemed a beneficial owner. The Fund has delegated to RA Capital the sole power to vote and the sole power to dispose of all securities held in the Fund’s portfolio, including the shares of the Issuer’s Common Stock reported herein. The principal address is 200 Berkeley St., 18th Fl., Boston, MA 02116.

(20)

Entities affiliated with Frazier Healthcare Partners. Based on Schedule 13D/A filed on January 31, 2022. Consists of (i) 734,350 shares of our common stock held directly by Frazier Life Sciences Public Fund, L.P. and (ii) 837,842 shares of our common stock held directly by Frazier Life Sciences X, L.P. FHMLSP, L.P. is the general partner of Frazier Life Sciences Public Fund, L.P. and FHMLSP, L.L.C. is the general partner of FHMLSP, L.P. Patrick J. Heron, James N. Topper, James Brush and Dr. Cha are the members of FHMLSP, L.L.C. and therefore share voting and investment power over the shares held by Frazier Life Sciences Public Fund, L.P. FHMLS X, L.P. is the general partner of Frazier Life Sciences X, L.P. and FHMLS X, L.L.C. is the general partner of FHMLS X, L.P. Patrick J. Heron and James N. Topper are the members of FHMLS X, L.L.C. and therefore share voting and investment power over the shares held by Frazier Life Sciences X, L.P. The principal business address for Frazier Healthcare Partners is 601 Union Street, Suite 3200, Seattle, WA 98101.

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